UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2020, Professional Diversity Network, Inc. (“PDN”), entered into a Securities Purchase Agreement (the “Agreement”) with institutional accredited investors.

Pursuant to the Agreement, PDN offered and sold 1,481,484 shares of Common Stock (the “Shares”) at a per share price equal to $1.35 for gross proceeds of $2,000,003.40 pursuant to its Registration Statement on Form S-3 (Registration Statement No. 333-227249) (the “Transaction”).

The Agreement contains customary conditions, representations and warranties and covenants of each party for a transaction of this type. The closing of the Transaction is expected to close on or about July 29, 2020, subject to satisfaction of customary closing conditions.

The foregoing description of the offer and sale of the Shares does not purport to be complete and is qualified in its entirety by reference to the Agreement.

A copy of the form of the Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On July 27, 2020, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Locke Lord LLP

10.1	Form of Securities Purchase Agreement between the Registrant and the Investors

99.1	Press Release dated July 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: July 29, 2020	/s/ Adam He
Adam He, Chief Executive Officer